    As filed with the Securities and Exchange Commission on August 20, 2001

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                              WOLVERINE TUBE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                              63-0970812
     (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                       200 CLINTON AVENUE WEST, SUITE 1000
                            HUNTSVILLE, ALABAMA 35801
          (Address, Including Zip Code, of Principal Executive Offices)

                                 ---------------

                  1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                             OF WOLVERINE TUBE, INC.
                            (Full Title of the Plan)

                                 ---------------

                             JOHANN R. MANNING, JR.
           SENIOR VICE PRESIDENT, HUMAN RESOURCES AND GENERAL COUNSEL
                       200 CLINTON AVENUE WEST, SUITE 1000
                            HUNTSVILLE, ALABAMA 35801
                     (Name and Address of Agent for Service)

                                 (256) 580-3960
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================
                                        PROPOSED         PROPOSED
                                         MAXIMUM         MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE   OFFERING PRICE      AGGREGATE          AMOUNT OF
 TO BE REGISTERED     REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2)  REGISTRATION FEE
----------------------------------------------------------------------------------------
   Common Stock,
  par value $0.01        135,000         $ 14.73        $ 1,988,550           $ 497
----------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered in this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457 of the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the common stock of Wolverine Tube, Inc. on August 16, 2001, as reported on the New York Stock Exchange.
================================================================================

                                     PART I

                                EXPLANATORY NOTE

         Wolverine Tube, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register an additional 135,000 shares of common stock, $0.01 par value per share (the "Common Stock"), to be offered or sold pursuant to the terms and conditions of the Registrant's 1993 Stock Option Plan for Outside Directors, as amended and restated (the "Plan").

         A prospectus meeting the requirements of Part I of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

                     STATEMENT OF INCORPORATION BY REFERENCE

         In accordance with General Instruction E to Form S-8, the entire contents of the Registration Statement on Form S-8, registration number 33-73490, filed December 23, 1993, relating to the Plan are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

EXHIBIT          DESCRIPTION
-------          -----------

   4             Wolverine Tube, Inc. 1993 Stock Option Plan for Outside
                 Directors, as amended and restated, incorporated by reference to Annex B of the Company's Definitive Proxy
                 Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 1999, and Amendment One thereto, incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2001, filed with the Securities and Exchange Commission on May 15, 2001.

   5             Opinion and consent of Balch & Bingham LLP.

  23.1           Consent of Ernst & Young LLP, independent auditors.

  23.2           Consent of Balch & Bingham LLP (included in Exhibit 5).

  24 Power of Attorney of the Officers and Directors of the Registrant (contained within signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on this 16th day of August, 2001.

                                            WOLVERINE TUBE, INC.


                                            By: /s/ Dennis J. Horowitz
                                                --------------------------------
                                                Dennis J. Horowitz
                                                Chairman, President and
                                                Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Dennis J. Horowitz, Johann R. Manning, Jr. and James E. Deason, and each of them singly, acting alone and without another, his or her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all (1) amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 or (2) additional Registration Statements which may be filed pursuant to General Instruction E to Form S-8 to register additional securities under the employee benefit plan named herein, as may be necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments or additional Registration Statements may make such other changes as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE                          DATE
------------------------------    --------------------------------------    ----------------


 /s/ Dennis J. Horowitz           Chairman of the Board of Directors,       August 16, 2001
------------------------------    President and Chief Executive
     Dennis J. Horowitz           Officer (Principal Executive Officer)


   /s/ James E. Deason            Executive Vice President, Chief           August 16, 2001
------------------------------    Financial Officer, Secretary and
       James E. Deason            Director (Principal Financial
                                  Officer and Principal Accounting
                                  Officer)


                                  Director
------------------------------
       Chris A. Davis


   /s/ John L. Duncan             Director                                  August 16, 2001
------------------------------
       John L. Duncan

          SIGNATURE                         TITLE                  DATE
------------------------------    -------------------------    ----------------


                                  Director
------------------------------
        Thomas P. Evans


 /s/ W. Barnes Hauptfuhrer        Director                    August 16, 2001
------------------------------
     W. Barnes Hauptfuhrer


   /s/ Gail O. Neuman             Director                    August 16, 2001
------------------------------
       Gail O. Neuman


                                  Director
------------------------------
      Jan K. Ver Hagen

                                  EXHIBIT INDEX

EXHIBIT    DESCRIPTION
-------    -----------

   4       Wolverine Tube, Inc. 1993 Stock Option Plan for Outside
           Directors, as amended and restated, incorporated by reference to Annex B of the Company's Definitive Proxy
           Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 1999, and Amendment One thereto, incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2001, filed with the Securities and Exchange Commission on May 15, 2001.

   5       Opinion and consent of Balch & Bingham LLP.

  23.1     Consent of Ernst & Young LLP, independent auditors.

  23.2     Consent of Balch & Bingham LLP (included in Exhibit 5).

  24 Power of Attorney of the Officers and Directors of the Registrant (contained within signature page).